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On October 28, 2025, the following presentation was posted by Cracker Barrel Old Country Store,Inc. (the “Company”) to its proxy solicitation campaign website at www.crackerbarrelshareholders.com (the “Campaign Website”).

OCTOBER 2025 FOCUSED ON LONG-TERM SUSTAINABLE GROWTH AND PROFIT TO DRIVE VALUE CREATION

Forward Looking Statements 2 Forward-Looking Statements Except for specific historical information, certain of the matters discussed in this communication may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Important Additional Information and Where to Find It On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com. Participants Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph. Third Party Information Certain information contained in this communication includes data or information that has been obtained from or is based upon information from third party sources or publicly available filings made by third parties with the SEC. Although the information is believed to be reliable, neither Cracker Barrel nor its agents have independently verified the accuracy, currency, or completeness of any of the information from third party sources referred to in this presentation or ascertained from the underlying economic assumptions relied upon by such third party sources. Cracker Barrel and its agents disclaim any responsibility or liability whatsoever in respect of any such information derived from such third party sources. Non-GAAP Financial Measures This communication contains certain non-GAAP financial measures, such as adjusted EBITDA. Such non-GAAP financial measures are not prepared in accordance with GAAP and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results. In addition, such non-GAAP financial measures may not be calculated in the same manner as similarly titled non-GAAP financial measures presented by other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the Appendix to this communication.

Introduction Following a comprehensive review in late 2023 and early 2024, Cracker Barrel’s Board and Leadership Team developed a plan that outlined necessary initiatives to unlock the value inherent in our brand. The plan was working and delivered meaningful gains in traffic, sales, and profitability in FY 2025. In August, the Company encountered challenges related to a new logo and a more modern store design that was part of a broader remodel test program. We quickly responded – taking in guest feedback and making necessary changes while continuing to honor Cracker Barrel's heritage. Meanwhile, our Board and Leadership Team are working diligently in the best interests of shareholders to return Cracker Barrel to the momentum and positive trajectory of FY 2025. We ask for your support of EACH OF THE BOARD’S 10 NOMINEES who we believe are best positioned to restore our momentum through the resumed execution of Cracker Barrel's plan to deliver growth, profitability, and shareholder value creation. Sardar Biglari has used his companies’ social media channels to amplify criticism of Cracker Barrel and we believe he is continuing to make false and misleading claims that further disrupt the business to advance his own interests. In addition, Mr. Biglari has once again launched a costly and distracting proxy contest against the Company. 3

EXECUTIVE SUMMARY 1 Cracker Barrel is a beloved American brand with tremendous potential and a differentiated value proposition. 2 Cracker Barrel is executing a plan that has delivered results. 3 The Company is focused on returning to the momentum and positive trajectory of FY 2025. 4 Mr. Biglari has a long history of disruptive, failed campaigns at Cracker Barrel and we believe he is continuing to make false and misleading statements to prolong distraction, further disrupt the business, and advance his own interests. 5 The Cracker Barrel Board is addressing shareholder feedback to protect the Company from costly abuse of the proxy system while maintaining the highest standards of corporate governance. 6 The Cracker Barrel Board is highly qualified, engaged, and committed to serving the best interests of ALL shareholders. 4

Cracker Barrel is a beloved American brand with tremendous potential and a differentiated value proposition. 1 5

Cracker Barrel at a Glance 6 The ‘front porch’ of America Source: Public filings and company website as of October 2025. 56 YEAR HISTORY as America’s home away from home AMERICAN STAPLE that is well-known and recognized nationwide PASSIONATE CUSTOMER BASE with many millions of guests served per year EVERYDAY VALUE that brings folks in — $15.23 average check in FY 2025 9+ MILLION registered loyalty program members HIGHLY EXPERIENTIAL BRAND combining dining experience with nostalgic country store atmosphere 100% COMPANY-OWNED units; no franchisees MANY LOCATIONS ALONG INTERSTATE TRAVEL CORRIDORS COMPLEX RETAIL VERTICAL integrated across sourcing, buying, logistics, and warehousing

FY 2025 Cracker Barrel by the Numbers 1 7 Revenue +2.2% YoY $3.48B Net Income +30.9% YoY $46M Adjusted EBITDA2 +9.0% YoY Source: Public filings and company website as of October 2025. $224M 1. Year over year comparisons have been adjusted to exclude the impact of the 53rd week in the prior year period. The percentage increase in FY 2025 as compared to FY 2024 for revenue, net income, and adjusted EBITDA, including the impact of the 53rd week in FY 2024, was 0.4%, 13.3% and 6.0%, respectively. 2. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation. 43 States 77K Employees in the U.S. 657 Stores 20% Off-Premise Channel Sales as % of Restaurant Sales 19% Retail Sales as % of Total Sales

We were, and are, committed to keeping what makes Cracker Barrel special. We intend for Uncle Herschel and our ‘Old Timer’ to always be a part of the Cracker Barrel story. We are always going to keep the things people love about our stores – rocking chairs on the porch, our fireplaces and peg games, unique treasures in our gift shop, and antiques pulled straight from our warehouses in Lebanon, Tennessee. Facts About Our Logo Change and Remodel Test Program 8 LOGO CHANGE STORE REMODELS The intention behind evolving our logo was to make it: • Simpler; • Digitally-native; • Easier to print and embroider on merchandise; and • Easier to read on billboards. It was not an effort to deviate from our heritage. • Over two years, with a test and learn mindset, we invested $23M in 62 remodels (less than 10% of restaurants in the system). • We tested elements including paint colors, lighting, sound, décor, seating, etc. • We piloted 4 stores with a more modern design. • Listening to feedback from our guests, we are reverting the 4 more modern test design locations to ‘Old Timer’ signage and more traditional interiors. Source: Public filings and company website as of October 2025. Nothing Ideological About Them

Reaction to New Logo and More Modern Test Remodels was Recast as Ideological and Amplified in Unanticipated and Extraordinary Ways on Social Media Channels and by National Media Outlets 9 • We acknowledge that we misstepped with our launch of a new logo and the testing of a more modern design. • We listened to our guests' feedback and responded quickly — returning to our former logo and confirming that the more modern test remodels would not continue. • The true passion and feelings for our brand expressed by many of our guests were seized upon by others making inaccurate assertions about the Company’s leadership and our intentions behind the logo and remodels, with those assertions amplified on social media channels and by multiple national media outlets in extraordinary ways. “But a disproportionate share of the social - media chatter that fed the news cycle about Cracker Barrel’s logo was driven by bots on X, according to PeakMetrics, which works with the U.S. Air Force to identify sources of foreign misinformation, as well as Cyabra, an Israeli disinformation - detection firm.” Bot Networks Are Helping Drag Consumer Brands Into the Culture Wars

Total Capex $159M Facts About Our Capital Expenditures 60% 35% 5% Store Maintenance Technology & Strategic Initiatives New Stores Total Capex $135M – $150M FY 2025 Capex Source: Company earnings call of September 18, 2025, public filings ,and company website as of October 2025. FY 2026 Estimated Capex $105M (66%) $20M (13%) $19M (12%) $15M (9%) Store Maintenance Remodels Techonology & Strategic Initiatives New Stores Technology & Strategic Initiatives Our remodel program was just one element of our multi-year capex plan, and the plan was to test and learn, and only invest at scale based on attractive ROI. 10

We Listened to Our Guests and Acted Swiftly 11 When our guests spoke up about the logo and remodels, we listened carefully to their feedback and took action by: • Restoring our ‘Old Timer’ logo; • Pausing our store remodels; and • Launching Front Porch Feedback; our guest platform for gathering real-time visit feedback. While our logo and remodels made headlines, our bigger focus remains in the kitchen, on our guests’ plates, and on enhancing the guest experience. We are moving forward with the elements of our plan that have been working, but always with our heritage at heart.

Cracker Barrel is executing a plan that has delivered results. 2 12

13 In 2023, the Board and Leadership Team Recognized a Need for Change Casual dining trends, cost structures, and consumer behaviors had evolved, driving the need for investments in our business. The Board and Leadership Team undertook a comprehensive, data-driven review of our business, which provided key insights: Reinforced Strengths: Cracker Barrel’s strong value proposition still resonated; and Identified Core Opportunities: There were addressable areas of opportunity to drive improved traffic and profitability: speed, value, food quality, menu, and atmosphere. Source: Public filings and company website as of October 2025. It has always been clear that Cracker Barrel is beloved and can be reinvigorated.

The Board and Leadership Team’s Multi-Year Plan 14 Tech Modernization Transformation System Margin Optimization Testing 3 IMPERATIVES 5 PILLARS 4 ENABLERS Drive Relevancy (Gain Market Share) Deliver Food & Experience That Guests Love Grow Profitability Refine the Brand Enhance the Menu Evolve the Store & Guest Experience Win In Digital & Off-Premise Elevate the Employee Experience

The Board and Leadership Team Advanced Initiatives Across the Plan… 15 Menu of the Future Menu Management / Back-of-House Optimization Strategic Pricing Execution Excellence Refresh the Estate Next Gen Format Transform Retail Customer Activation & Loyalty Category Leading Delivery / To-Go Catering Reset Brand Refresh Ignite Cracker Barrel Fandom Employee Value Proposition Modernized Training and Tools Transformed Manager Experience Elevated Guest Journey = Completed Cracker Barrel plan priorities largely remain intact. Refine the Brand Enhance the Menu Evolve the Store & Guest Experience Win In Digital & Off-Premise Elevate the Employee Experience

REVENUE NET INCOME ADJUSTED EBITDA2 …Which Demonstrated Momentum and Delivered Encouraging Results in FY 20251 16 $206M $224M 2024 2025 +9.0% $35M $46M 2024 2025 +30.9% $3.41B $3.48B 2024 2025 +2.2% Source: Public filings and company website as of October 2025. 1. FY 2025 revenue, net income, and adjusted EBITDA, as well as year over year comparisons, have been adjusted to exclude the impact of the 53rd week in FY 2024. Actual FY 2024 revenue, net income and adjusted EBITDA, including the impact of the 53rd week in FY 2024, was $3.47 billion, $40.9 million and $211.6 million, respectively. 2. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

Delivered Five Consecutive Quarters of Positive Comparable Store Restaurant Sales Growth Through Q4 FY 2025 17 -0.5% 1.2% -1.5% 0.4% 2.9% 4.7% 1.0% 5.4% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Source: Public filings and company website as of October 2025.

Significant Growth in Loyalty Members Since Program Launch 18 1.4M 3.4M 4.6M 5.6M 6.3M 7.2M 8.0M 9.0M Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025

We deeply value the powerful emotional connection our guests have to our brand and the tradition and nostalgia it represents. We are committed to honoring our heritage and legacy as we drive growth for the future. 19 ✓ Instituted an evolved, smarter media mix, and enhanced targeting strategy leveraging data to deliver business growth. ✓ Built a sophisticated Public Relations & Social Media capability comprising paid, organic, and creator efforts. ✓ Launched hero brand partnerships that align with target guests. Examples include: • Cracker Barrel 400: Race weekend delivered 283M+ impressions and $11.5M in media value, driven by national broadcast, news coverage, and on-site visibility. o Cracker Barrel’s brand reached coast-to-coast via 12 NASCAR events, social media activations, and fan engagement, sustaining momentum throughout the season. o Targeted regional efforts at 10 tracks boosted store traffic, connecting with loyal and new NASCAR fans through immersive brand experiences. • Hallmark: drove 300M multi-channel impressions, 396K loyalty sweepstakes registrations, and 40 influencers representing 1.4M in reach. • College Football, CMT, and IndyCar.

We are continuing to improve our menu, adding new items and bringing back old favorites, while maintaining our focus in the kitchen and on our guests’ plates: serving generous portions of craveable food at fair prices. 20 ✓ Launched new menu innovations and reintroduced favorites that resonated with guests. • Introduced new menu items like Pot Roast and Hashbrown Casserole Shepherd's Pie. • Reintroduced heritage favorites including Campfire Meals and Chicken & Rice. – Campfire Meals drove first positive dinner traffic in three years in Q4 2025. ✓ Enhanced menu mix. • Introduced premium offerings, including Big Easy Steak & Shrimp, S’mores Skillet, and new appetizers like Onion Petals with our signature comeback sauce, and Cinnamon Roll Skillet. • Delivered 100 bps of favorable menu mix each quarter of FY 2025. ✓ Improved food quality and consistency with back-of-house optimization efforts. • Continuing to evolve processes and applying learnings from rollout of Phase 1. ✓ Adjusted pricing and value positioning. • Implemented strategic pricing optimization initiative that allowed us to successfully take 5.3% pricing in FY 2025 with strong flowthrough. • Value scores improved despite taking price. • Strengthened value proposition through barbell pricing strategy, which was further built out with pancake platters to develop pancake architecture. Source: Public filings and company website as of October 2025.

We are focused on operations, returning our stores to brand standards, undertaking a targeted, efficient approach to store maintenance, and effectively implementing guest feedback. 21 ✓ Made improvements in key operating and guest metrics most correlated with comparable store sales growth. • Seat-to-eat times improved 4% YoY in FY 2025. • Seat-to-pre-check times improved 4% YoY in FY 2025. • Implemented operational and training programs, like Effective Shift and Zone Management system-wide. ✓ Invested in necessary maintenance and repairs to bring stores to brand standards. • Invested $105M in FY 2025 in store maintenance and repairs, which includes baseline spending as well as defensive investments in key areas such as paint, parking lots, flooring, and restrooms. • Installed a facilities service ticket and management software package to respond, track, and manage store maintenance more effectively. ✓ Added robust guest feedback mechanisms and improved key guest journey experiences. • Within retail zones, tested improved navigation and slight lines, with less crowded fixtures, and made products easier to reach on shelves. • Improved pay-at-table features by adding additional payment methods including Google and Apple Pay. Source: Public filings and company website as of October 2025.

We are driving improvements in digital and off-premise by enhancing our off-premise metrics, delivering rewards to guests and providing robust data and insights to drive the business. 22 ✓ Significantly grew loyalty program ahead of projections. • Unique program where guests have ability to earn and redeem on both restaurant and retail purchases. • 9M+ registered Cracker Barrel Rewards members at the end of FY 2025, an increase of 3.4M in just one year. • Members account for 35%+ of tracked sales and disproportionally shop across retail, driving an even higher percentage of retail sales. • Deployed AI-driven offer engine which drove a mid-single-digit lift in average revenue per member compared to control. ✓ Substantially improved off-premise sales. • 3rd-party delivery missing item rate improved 4% in FY 2025 YoY. ✓ Improved catering performance and profitability. • Reset catering expectations in Q2, which led to greater profitability and better in-store execution and guest experience. • Enhancements were a key driver of the profitability growth in Q2. Source: Public filings and company website as of October 2025.

We are making efforts to ensure our people feel valued and giving them the tools they need to succeed and take even better care of our guests. 23 Source: Public filings and company website as of October 2025. ✓ Elevated workplace culture. • Improved hourly turnover by 19 percentage points over last two years. • Implemented foundational human capital management system with new capabilities unlocked in Workday, including IDP process, Full Talent Review. ✓ Upgraded training programs and resources. • FY 2025 new Core and Job-level competencies developed. • All hourly onboarding and training was streamlined and updated. • Created a taskforce focused on improving and empowering managers. • Best-in-class manager turnover of 21% for TTM ending FY 2025. • Implemented effective shift management in Q3 2025 to support manager upskill. • Created a new employee recognition portal for managers.

The Company is focused on returning to the momentum and positive trajectory of FY 2025. 3 24

We are Implementing Operational Initiatives to Address Feedback and Drive Better Experience 25 Demonstrated commitment to continuing to listen to guests. • Launched Front Porch Feedback, which gives our rewards members the opportunity after every visit to comment directly to our team on aspects of their visit; we are continuing to listen and action initiatives based on their valuable input. Implemented leadership and organizational structure changes to reinforce focus on food and guest experience. • Streamlined team and reduced layers within organization to allow Leadership Team to better support field operations. • Named 18-year Cracker Barrel veteran Doug Hisel SVP, Store Operations overseeing Field Operations and Operations Services, with a renewed emphasis on improving food and guest experience. Restoring kettle cooking and original recipes on core items. • Developed back-of-the-house training program in partnership with field to roll out process changes for biscuits and meatloaf that ensure these core items live up to our guests' memories and expectations. • Launched holiday menu focused on introducing new seasonal items alongside renewed commitment to kettle cooking. • Accelerated testing on other core item improvements. Reinforced focus on country hospitality and operational excellence. • Implemented our new service principles, the ‘Herschel Way’ building on the updated service standards we introduced in Q3 of FY 2025 and aligning our team members to consistently deliver exceptional guest experiences.

We are Implementing Brand Initiatives to Celebrate Heritage and Traditions and Invite Guests to Return 26 Quickly initiated efforts to dispel concerns driven by false statements online and reassure guests that our values remain unchanged. • Launched ‘We Hear You’ website page. • Created and posted video content on social media related to restoring ‘Old Timer’ logo, reverting the 4 more modern test design restaurant locations to ‘Old Timer’ signage and more traditional interiors, and instituting process changes to biscuits. Reinvited guests to dine in by introducing ownable short term traffic drivers that generated enthusiasm. • Quickly launched promotions like BOGO Sunrise Pancake Special and BOGO Old Timer’s Breakfast. • Brought ‘All You Can Eat’ National Pancake Day promotion to market and built off of this with ‘Pancake Bloctober’ promotion. Executed new values -driven marketing, advertising, and social media initiatives, leaning into American heritage. • Highlighted commitment to scratch-cooked food made with care with ‘Our Country Friends’ series on social media. • Developed marketing, advertising, and promotional campaigns around launch of Holiday menu.

Disciplined and Balanced Approach to Capital Allocation Strategically investing capital to support growth initiatives and position Cracker Barrel for future success. Maintaining a strong balance sheet, reducing net debt while sustaining ample liquidity to support the execution of our plan initiatives. Authorized a new $100M share repurchase program and maintaining quarterly dividend. Source: Public filings and company website as of October 2025. 27

Mr. Biglari has a long history of disruptive, failed campaigns at Cracker Barrel and we believe he is continuing to make false and misleading statements to prolong distraction, further disrupt the business, and advance his own interests. 4 28 28

29 We Believe Mr. Biglari Does Not Have Shareholders’ Best Interests in Mind Mr. Biglari continues to make false and misleading statements using company resources and platforms of a direct competitor he controls — Steak ‘n Shake. These opportunistic antics are not aimed at driving shareholder value; we believe he is attempting to damage the brand and drive more discontent for self-serving motives. We do not believe these are the actions of a shareholder truly concerned with protecting their investment and returning Cracker Barrel to growth. We believe Mr. Biglari is using stunts and attacks to try to disrupt Cracker Barrel’s business instead of looking out for shareholders’ best interests.

Mr. Biglari Continues to Use Highly Questionable Tactics to Attack the Cracker Barrel Brand... 30 Source: Steak ‘n Shake and Maxim on X. Mr. Biglari continues to make false and misleading statements, perpetuating untrue narratives and attacking Cracker Barrel, the Board, and Leadership Team, using social media platforms of companies he controls — Steak ‘n Shake (which is a competitor of Cracker Barrel) and Maxim Magazine.

…and to Attack Cracker Barrel Shareholders 31 Source: Steak ‘n Shake on X.

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 32 Myth: Mr. Biglari's Misguided Narrative1 The Facts2 Cracker Barrel is abandoning its plan Our Board and Leadership Team remain focused on executing the elements of our plan we know have worked to deliver improved sales, profitability, and guest loyalty Cracker Barrel’s strategy failed Our plan delivered strong financial results in FY 2025 – including five straight quarters of positive restaurant same store sales growth and higher GAAP net income and adjusted EBITDA3 The Company invested $700M in a ‘remodel plan’ The Company gave a range of $600-700M over three years for a capital investment plan, which included a baseline capex of $125M per year, as well as essential upkeep and routine maintenance – necessary investments to keep our restaurants welcoming and comfortable – and strategic investments in technology and our loyalty program As part of the overall capital investment plan, the Company invested $23M on remodels over two years The Board proposed amendments to the Company’s bylaws that would entrench directors Based on shareholder feedback, Cracker Barrel made common-sense changes to protect shareholders from costly, repeated proxy contests that shareholders do not support while preserving shareholder rights to nominate and vote for directors Cracker Barrel is out of touch with customers Before launching the plan, we conducted extensive consumer research, including a consumer segmentation study designed to better understand behaviors, spending patterns, and demographics of full-service restaurant diners. We saw how Cracker Barrel has a strong affinity with consumers and the powerful emotional connection our guests have to the brand We are continuing to listen to, and deepen the connection with our guests, including through the recent launch of “Front Porch Feedback” 1. Steak ‘n Shake on X and Definitive Proxy Statement filed by Biglari Corp. on October 8, 2025. 2. Public filings and company website as of October 2025. 3. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

The Cracker Barrel Board is addressing shareholder feedback to protect the Company from costly abuse of the proxy system while maintaining the highest standards of corporate governance. 5 33

Mr. Biglari’s previous campaigns that went to a vote were soundly rejected by shareholders by overwhelming margins. Mr. Biglari is Now Forcing His Eighth Proxy Fight in 15 Years 34 DECEMBER 2011 Mr. Biglari’s proxy fight for one Board seat was unsuccessful Unaffiliated Support for Mr. Biglari: 26.2% BIGLARI LOSS NOVEMBER 2012 ISS and Glass Lewis recommended rejecting Mr. Biglari’s nominees – one of which was Mr. Biglari himself All management nominees were elected Unaffiliated Support for Mr. Biglari: 9.9% NOVEMBER – DECEMBER 2013 Shareholders voted in favor of all CBRL nominees Unaffiliated Support for Mr. Biglari: 8.0% APRIL 2014 ISS and Glass Lewis recommended shareholders ignore Mr. Biglari’s push for a sale of CBRL Mr. Biglari’s proposals were voted down Unaffiliated Support for Mr. Biglari: 6.8% OCTOBER – NOVEMBER 2015 Mr. Biglari opposed CBRL’s proposal to adopt a poison pill Shareholders approved the poison pill NOVEMBER 2016 Despite Mr. Biglari withholding votes for directors, all CBRL directors were re-elected NOVEMBER 2020 Mr. Biglari nominated one director, and after ISS and Glass Lewis recommended against him – shareholders re-elected CBRL directors Unaffiliated Support for Mr. Biglari: 2.5% DECEMBER 2021 Mr. Biglari sent a letter to shareholders, pushing CBRL to target a near 100% dividend payout ratio JUNE 2022 Mr. Biglari sent a follow up letter nominating two directors and pushing to replace CEO Sandy Cochran SEPTEMBER 2022 CBRL settled with Mr. Biglari and agreed to appoint one of Mr. Biglari’s director nominees, Jody Bilney BIGLARI LOSS BIGLARI LOSS BIGLARI LOSS BIGLARI LOSS BIGLARI LOSS NOVEMBER 2024 Mr. Biglari nominated three directors. CBRL recommended one – Michael Goodwin -- given his strong qualifications and skillset Shareholders voted in favor of all CBRL recommended nominees Unaffiliated Support for Mr. Biglari: 7.6% BIGLARI LOSS 2011 2012 2013–2014 2015–2016 2020–2021 2022 2024 Our Shareholders Asked us to Address this Serial Abuse

In Response to Shareholder Feedback, Our Board Modified Our Bylaws to Protect Shareholders' Ability to Effect Meaningful Change, While Also Protecting Them from Serial Abuse 35 Majority Voting Standard • We adopted a majority voting standard in uncontested elections. • Directors failing to receive a majority of the votes cast are required to tender resignation. Restriction On Resubmission Of Unsuccessful Nominees • Any nominee – whether by a shareholder or the Company – who fails to receive the favorable vote of at least 25% or 20% of the votes cast in an election of directors may not be renominated for two or three years, respectively. Proxy Access • Shareholders who have owned at least 3% of shares continuously for three years may nominate and include a defined number of director nominees in the Company’s proxy materials. Mutual Reimbursement Requirement • A shareholder who runs two proxy contests within a five-year period must agree to reimburse the company up to $5M in connection with the second contest if none of the shareholder's nominees receives the favorable vote of at least 25% of the votes cast. • Conversely, the Company will reimburse such a shareholder up to $5M if any of the shareholder's nominees in the second contest is actually elected to the Board. RATIONALE: Requires both a shareholder and the Company to have meaningful "skin in the game" before engaging in multiple contests that prove to be one-sided. RATIONALE: Requires nominees who are resoundingly rejected by shareholders to "sit on the sidelines" for a reasonable period of time before they can be renominated.

The Cracker Barrel Board is highly qualified, engaged, and committed to serving the best interests of ALL shareholders. 6 36

37 Our Board is Active and Engaged Setting Cracker Barrel Up for Success Board is actively involved in: • Overseeing plan to return Cracker Barrel to growth, profitability, and value creation; • Effectively challenging management; and • Protecting the interests of all shareholders. Overseeing Our Plan Board is: • Highly engaged, meets regularly, and is actively involved in overseeing successful execution of strategy; and • Overseeing initiatives designed to mitigate challenges and return the Company to the momentum and positive trajectory of FY 2025. Enacting Strong Risk Oversight All Directors are: • Involved in comprehensive approach to risk management, with committees focused on key risks; and • Committed to being effective stewards of capital and acting in the best interest of all shareholders.

Our Directors Have Highly Relevant Skills and Experience to Continue Overseeing Our Strategy 38 Julie Masino President and CEO Carl Berquist Independent Director, Board Chair President and CEO since 2023 Former President of Taco Bell International Committees: E Restaurant & Strategy Expert Independent Director since 2019 Former EVP and CFO of Marriott International Committees: A, E*, NCG Finance & Hospitality Expert Jody Bilney Independent Director Independent Director since 2022 Former Chief Consumer Officer of Humana, Inc. and Chief Marketing Officer of Bloomin’ Brands Committees: A, E, NCG* Restaurant & Marketing Expert John Garratt Independent Director Cheryl Henry Independent Director Darryl “Chip” Wade Independent Director Gilbert Dávila Independent Director Steve Bramlage Independent Director Independent Director since 2020 Former COO and EVP of Sam’s Club Committees: A, NCG Retail & Operations Expert Gisel Ruiz Independent Director Independent Director since 2021 CEO and Former President of Union Square Hospitality Group Committees: C, E, PR* Restaurant & Operations Expert Independent Director since 2020 President and CEO of DMI Consulting Committees: C*, E, PR Marketing & Strategy Expert Independent Director since 2025 CFO of Casey’s General Stores Former CFO of Aramark Committees: A, PR Finance & Retail Expert Independent Director since 2023 Former President and CFO of Dollar General Corporation Former senior finance executive at Yum Brands Committees: A*, C, E Finance, Retail, & Restaurant Expert Independent Director since 2024 Former President, CEO and Chair of Ruth’s Hospitality Group Committees: C, PR Restaurant & Strategy Expert A = Audit Committee C = Compensation Committee E = Executive Committee PR = Public Responsibility Committee NCG = Nominating and Corporate Governance Committee * = Committee Chair = Restaurant / Food Experience = Added Since 2020 = Originally nominated by Mr. Biglari Michael Goodwin Independent Director Independent Director since 2024 Former CTO of PetSmart Committees: A, NCG Information Technology & Retail Expert

All nine of our independent directors were appointed since 2019 and bring relevant restaurant and food experience to the boardroom, in addition to unique skills in marketing, technology, finance, and executive leadership, to understand today’s consumer. We Have Consistently Refreshed Our Board to Meet the Demands of the Evolving Restaurant Industry 39 Appointed in settlement with Mr. Biglari, given strong qualifications and skillset = Originally nominated by Mr. Biglari 2020 2023 2024 Appointed in… 2025 Jody Bilney Marketing & Strategy Digital & Consumer Restaurant & Hospitality Brand Transformation Gilbert Dávila Senior Leadership Branding & Marketing Strategic Planning Consumer Products & Retail Gisel Ruiz Senior Leadership Operations & Strategy Human Resources Food & Retail Public Company Board Darryl “Chip” Wade Senior Leadership Operations & Strategy Restaurant & Hospitality Digital Growth & Brand Loyalty John Garratt Finance & Accounting Restaurant & Hospitality Strategic Planning Consumer Products Public Company Board Cheryl Henry Senior Leadership Restaurant & Hospitality Operations & Strategy Marketing & Branding Public Company Board Michael Goodwin Senior Leadership Information Technology & Cybersecurity Retail & Consumer Brands Public Company Board Steve Bramlage Senior Leadership Finance & Accounting Strategic Planning Data & Analytics Originally nominated by Mr. Biglari, appointed given strong qualifications and skillset 2021 2022 Carl Berquist Finance & Accounting Senior Leadership Operations & Strategy Hospitality Public Company Board 2019 Independent Chairman of the Board

Ms. Masino’s departure would destabilize Cracker Barrel and risk our ability to regain the momentum we generated in FY 2025. If Ms. Masino is not re-elected to the Board of Directors, due to her employment agreement terms, it would likely trigger her separation from the Company as CEO and force the Board to undertake a search for a new CEO during a critical time for the business. Removal of Critical Leadership Would Set the Company Back Years, Destabilize the Business, and Delay our Return to the Momentum of FY 2025 40 ✓ Cracker Barrel President and CEO since 2023 and architect of plan that has driven improvements in traffic, sales, and margin performance since implemented. ✓ Brings 25+ years of experience driving innovation and growth for globally loved and recognized restaurant and retail brands. ✓ As President of International of Taco Bell, she led the expansion of the division to over 1,000 restaurants in 32 countries. ✓ Previously, as North America President of Taco Bell, she delivered eight consecutive quarters of positive comp growth while launching culinary, technology, and business model innovations. ✓ Previously served in various leadership roles at Starbucks, Mattel, and as CEO of Sprinkles Cupcakes. President and CEO since November 2023 Former President of Taco Bell International Committees: Executive Restaurant & Strategy Expert Julie Masino President and CEO

It Is Important We Maintain Stability During This Critical Time: We Need ALL Of The Highly-Qualified Directors on Our Board 41 Cracker Barrel’s other Board members are united in the strong belief that Mr. Dávila is an invaluable member of the Board and important to the continued successful oversight of our strategy. ✓ Independent Cracker Barrel director since 2020, and currently serves as Chair of the Compensation committee. ✓ Has overseen thoughtful compensation program, aligned with operational and financial goals, as well as shareholder feedback. ✓ Brings 30+ years of experience as a marketing executive, with expertise in market segmentation, data management and digital marketing. ✓ With valuable consumer, marketing and brand management experience from Fortune 500 companies like Procter & Gamble, Coca-Cola USA, and The Walt Disney Company, he has made significant contributions to our Board and the oversight of our strategy. Gilbert Dávila Independent Director Independent Director since November 2020 President and CEO of DMI Consulting Committees: C*, E, PR Marketing & Strategy Expert A = Audit Committee C = Compensation Committee E = Executive Committee PR = Public Responsibility Committee NCG = Nominating and Corporate Governance Committee * = Committee Chair

Executive Compensation Program Incentivizes Sustainable, Long-Term Shareholder Value Creation 42 Best-in-Class Practices 17% 83% FY 2025 CEO Pay Mix Short-Term Incentive Plan Tied to Growth Initiatives Adjusted EBITDA | 60% Strategic objectives | 40% (focused on human capital management, guest experience, restaurant operations, retail, health & safety, IT/cyber, and strategic initiatives) PSUs | 50% | 3Y cliff • Adjusted EPS | 75% • Store Traffic Growth | 25% Stock Options | 25% | 3Y ratable RSUs | 25% | 3Y ratable Mandatory one-year post-vest holding requirement for performance and time-based equity awards The Compensation Committee determined that Adjusted EPS and Quarterly Store Traffic were more meaningful LTI metrics, aligned with promoting long-term value creation for our shareholders: Accounts for shareholder feedback Adjusted EPS includes the impact of capital investments Improving store traffic is critical to the Company’s long-term success FY 2025 Compensation Program Highlights To better align Ms. Masino’s interests with those of our shareholders and account for the unanticipated impacts of rebranding initiatives on sales and internal forecasts, the Committee modified Ms. Masino’s FY 2025 annual bonus payout to be paid: • 50% in cash (prior 100% cash payout) • 50% in restricted stock, with ~12-month vesting period Not At-Risk: Base Salary At-Risk: Annual Bonus and Long-Term Incentives Long-Term Incentives Instill Accountability to Shareholders 83% Variable Pay Committed to pay-for-performance compensation Target opportunities are reasonable and market-aligned Significant ratio of target pay allocated to at-risk, long-term incentives Performance plans reflect rigorous metrics aligned with strategic priorities Stock ownership and retention guidelines for executives Double-trigger vesting for equity acceleration

Equity Compensation and 2020 Omnibus Incentive Plan Amendment Critical to Talent Incentivization and Retention Strategy 43 Purpose of the Equity Incentive Plan EQUITY GRANT PRACTICES – AT-A-GLANCE 1,325,000 share request increase 1.2% 3-year average burn rate (FY23-25) Broad-Based Eligibility 2010 last time share increase was requested 9.45% full-dilution associated with new share request1 10 years expected duration of amendment 1. As of August 1, 2025, conservative estimate assumes maximum payout for performance-based awards. Strong Governance Practices for Equity Compensation No repricing of stock options or SARs Awards are subject to clawback No dividends on unvested awards, stock options, or SARs No evergreen provision Post-vest 12-month holding requirement, with a 5% carve-out Individual limits on number of awards to non-employee directors Minimum exercise price is equivalent to fair market on the grant date, except certain substitute awards No liberal Change of Control definition Responsible Equity Use Support Talent Programs Align Employee Interests with Shareholders • First new share request proposal since 2010, driven mainly by replacing cash awards with equity awards to non-executive officers. • No changes to the governance provisions since the 2020 Omnibus Incentive Plan terms were most recently approved in 2020 (without a new share authorization request). • The proposal is limited to a new share request and extension of the Plan term by 10 years. • Equity incentives retain and motivate industry leading talent and support competitive, market-aligned compensation program. • Stock awards create ‘ownership’ mindset across the organization. • In 2024, expanded use of equity incentives beyond executive officer level to foster alignment with shareholder interests and preserve cash resources for strategic initiatives.

Cracker Barrel's Board and Leadership Team are committed to delivering long-term value for shareholders by listening to our guests, honoring our American heritage, and advancing our plan that has delivered results. 44

Cracker Barrel’s Board of Directors unanimously recommends a vote "FOR" each of the Board’s 10 recommended nominees on the WHITE proxy card: Cracker Barrel's Board is Overseeing the Execution of Our Plan to Return to Growth and Enhance Shareholder Value 45 The plan delivered strong results in FY 2025: • Achieved numerous wins across the five pillars of our multi-year plan; and • Delivered five consecutive quarters of positive comparable store restaurant sales growth and increases in GAAP net income and adjusted EBITDA1 .. We are working with urgency to return to the momentum we generated in FY 2025. In contrast, Biglari is affirmatively trying to undermine these efforts. Ms. Masino, Mr. Dávila, and the rest of our Board have critical expertise that is needed to oversee our plan, restore the progress we’ve seen, and support the Company going forward. Carl Berquist Jody Bilney Gilbert Dávila John Garratt Michael Goodwin Cheryl Henry Steve Bramlage Julie Masino Gisel Ruiz Darryl "Chip" Wade We urge you to reject Mr. Biglari’s latest disruptive campaign and support the Cracker Barrel Board as it gets back to its plan to deliver growth and value creation. Source: Public filings and company website as of October 2025. 1. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

APPENDIX 46

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results (Unaudited and in thousands) 47 EBITDA/Adjusted EBITDA In the accompanying communication and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA, as well as the impact of the 53rd week to fourth quarter fiscal 2024. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) expenses related to the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, (viii) an employee benefits policy change, and (ix) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) and presenting the 53rd week impact of these items provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP. Twelve Months Ended 8/1/25 Margin Revenue $3,483,684 100.0% GAAP Net income 46,379 1.3 (+) Depreciation & amortization 122,238 3.5 (+) Interest expense 20,489 0.6 (+) Tax expense (tax benefit) (8,653) (0.2) EBITDA $180,453 5.2% Adjustments (+) Share-based compensation, net 11,742 0.3 (+) Strategic transformation initiative expenses 7,263 0.2 (+) Impairment and store closing costs 19,772 0.6 (+) Proxy contest expenses 8,220 0.2 (-) Gain on extinguishment of debt (3,186) (0.1) Adjusted EBITDA $224,264 6.4% Twelve Months Ended 8/2/24 Margin 53rd Week Impact Revenue $3,470,762 100.0% $62,800 GAAP Net income 40,930 1.2 5,498 (+) Depreciation & amortization 111,746 3.2 0 (+) Interest expense 20,933 0.6 402 (+) Tax expense (tax benefit) (16,744) (0.5) (119) EBITDA $156,865 4.5% $5,781 Adjustments (+) Share-based compensation, net 5,584 0.2 0 (+) Strategic transformation initiative expenses 16,603 0.5 0 (+) Impairment and store closing costs 22,942 0.7 0 (+) Goodwill impairment 4,690 0.1 0 (+) CEO transition expenses 8,574 0.2 0 (+) Corporate restructuring charge 1,643 0.0 0 (-) Employee benefit adjustment (5,284) (0.2) 0 Adjusted EBITDA $211,617 6.1% $5,781

On October 28, 2025, the Company updated the Campaign Website. A copy of the updated website content (other than that previously filed or filed herewith) can be found below.

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Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this filing may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

Participants

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.